BroadVision, Inc. Emerges from Chapter 11 with

Confirmation of its Chapter 11 Plan of Reorganization

Redwood City, CA –  May 15, 2020 – BroadVision, Inc. (the “Company”) announced that the Company has emerged from Chapter 11 bankruptcy protection, successfully completing its financial restructuring process and implementing its plan of reorganization (the “Plan”), which was confirmed today, May 15, 2020, by order of the U.S. Bankruptcy Court District of Delaware today (the “Confirmation Order”). Certain capitalized terms in this release that are not otherwise defined herein will have the meanings assigned to them in the Plan.

Pursuant to the Confirmation Order, holders of Allowed Claims against the Debtor will receive full payment of their Claims.  Additionally, holders of record of the Company’s common stock (“Debtor Common Stock”) traded on the Nasdaq Stock Market through the close of business on Monday, May 18, 2020 are entitled to receive a cash distribution in the amount of $4.375 per share (assuming no more than 5,142,333 shares are outstanding) (the “Equity Interest Recovery”), plus each holder’s pro rata share of the Company’s cash on hand (including proceeds from the sale of a block of IP addressed owned by the Company) as of the effective date of the Plan. Cash payments may be issued in one or more distributions and will be issued by the Company’s Distribution Trust and in accordance with the Plan.  The Equity Interest Recovery may be less than $4.375 per share of Debtor Common Stock in the event that (A) the Debtor has more than 5,142,333 shares of Debtor Common Stock outstanding (including all Outstanding Shares, Restricted Stock Awards, Restricted Stock Units and Permitted Stock Options, whether or not vested) or (B) the Debtor lacks sufficient Cash (including Cash-on-Hand and proceeds from the liquidation of the IP Addresses) to pay all Case-Related Claims and Expenses and repayment of amounts, if any, incurred by ESW Capital, LLC (“ESW”) in connection with funding such Case-Related Claims and Expenses.

Nasdaq has indicated to the Company that it will suspend trading of the Debtor Common Stock effective as of the close of business on Monday, May 18, 2020.  Nasdaq will file with the Securities and Exchange Commission (the “SEC”) a Form 25 notifying the SEC of Nasdaq’s withdrawal of the Debtor Common Stock from listing on the Nasdaq Stock Market and the intention to withdraw the Debtor Common Stock from registration under the Securities Exchange Act of 1934.

In lieu of receiving the cash distributions described immediately above, ESW will acquire 100% of the equity interests of the reorganized Company in exchange for ESW’s holdings of the Company’s common stock, free and clear of any options, liens, or other claims.

A copy of the Confirmation Order and associated Plan can be found in the Current Report on Form 8-K filed with the Securities and Exchange Commission on or about May 15, 2020 or free of charge by visiting https://dm.epiq11.com/BroadVision.

About BroadVision, Inc.

Driving innovation since 1993, BroadVision (Nasdaq: BVSN) provides e-business solutions that enable the enterprise and its employees, partners, and customers to stay actively engaged, socially connected, and universally organized to achieve greater business results. BroadVision® solutions—including Vmoso for virtual, mobile, and social business collaboration, and Clearvale for enterprise social networking, both of which are now owned and being developed by BroadVision’s consolidated 19.9%-owned subsidiary, Vmoso, Inc. (“VMSO”)—are available globally in the cloud via the Web and mobile applications. Visit www.BroadVision.com for more details.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management's beliefs, assumptions, and expectations and on information currently available to management. All statements that are not statements of historical fact, including those statements that address future operating plans or performance and events or developments that may occur in the future, are forward-looking statements, such as those statements regarding the projections and timing surrounding commercial operations and sales, clinical trials, pipeline product development, and future financings. No undue reliance should be placed on forward-looking statements. Although management believes forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to vary materially from those expressed in forward-looking statements, including the risks and uncertainties that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Forms 10-Q filed with the Securities and Exchange Commission (“SEC”) on September 23, 2019 and similar disclosures in subsequent reports filed with the SEC. Any forward-looking statements in this announcement speak only as of the date when made. BroadVision, Inc. does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.